EXHIBIT 99.1

Amendment No. 1 to Traffix, Inc. – Jeffrey L. Schwartz Employment Agreement

AMENDMENT dated as of September 30, 2004 between Traffix, Inc. (the “Company”) and Jeffrey L. Schwartz (“Executive”), amending that certain Employment Agreement between the Company and Executive dated as of December 1, 2001 (the “Agreement”).

1.                                       All capitalized terms used herein and not otherwise defined herein shall have the same meaning assigned to such terms as in the Agreement. All provisions of the Agreement not specifically amended by the provisions hereof shall remain in full force and effect, including specifically but without limitation, the remaining provisions of the Sections of the Agreement amended herein.

2.                                       Section 2 is hereby amended to state that the Term of the Agreement shall continue until November 30, 2005.

3.                                       Section 3 is hereby amended to state that the Base Salary shall remain at $605,000 for the period December 1, 2004 through November 30, 2005.

4.                                       Section 4 is hereby amended to state that Executive shall receive a grant of 75,000 options which shall vest immediately and an additional grant of 110,000 options which shall vest on November 1, 2005, provided that the Company’s EBITDA for the 12 month period ended August 31, 2005 shall equal or exceed $4,000,000.  The exercise price of these options shall be the closing price of the Company’s common stock as reported by NASDAQ on the date the options are granted by the Company’s Board of Directors.

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the day and year first above written.

THE COMPANY:

TRAFFIX, INC.

By:
Name: Andrew Stollman
Title: President

EXECUTIVE:

Jeffrey L. Schwartz